UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported event): October 20, 2026

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 15th Floor

Atlanta, Georgia 30319

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On October 20, 2026 (the “Closing Date”), Beazer Homes USA, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), completed the previously announced merger of Bulldogs Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Dream Finders Homes, Inc., a Texas corporation (“Parent”), with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of August 6, 2026 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, as previously disclosed by the Company on August 7, 2026 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, all outstanding obligations due under the Credit Agreement, dated as of October 13, 2022 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders and issuing lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, were repaid in full and the Credit Agreement was terminated.

In addition, as previously announced by the Company, on September 28, 2026, in accordance with the Indenture, dated as of September 24, 2019 (the “Indenture”), governing the terms of the Company’s $350 million aggregate principal amount of 7.250% Senior Notes due 2029 (the “2029 Notes”), U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (the “2029 Notes Trustee”), delivered notice of conditional redemption to the holders of the 2029 Notes in relation to the redemption in full of all of the outstanding 2029 Notes on the date of the Effective Time (as defined below), conditioned upon the substantially concurrent completion of the Merger, in accordance with the Indenture.

On the Closing Date, Parent caused to be irrevocably deposited with the 2029 Notes Trustee sufficient funds to fund the redemption of the outstanding 2029 Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (each, a “Share”) that was issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock, Shares held by Parent or Merger Sub, and Shares held by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub), in each case, immediately prior to the Effective Time, and Dissenting Shares (as defined below)) was converted into the right to receive $33.50 in cash, without interest (the “Merger Consideration”), and subject to any required withholding taxes.

In addition, at the Effective Time:

•	each option to purchase Shares granted under the Company’s equity plans (each, a “Company Option”) that was outstanding and unexercised, whether vested or unvested, as of immediately prior to the Effective Time was fully vested, cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product of (A) the total number of Shares subject to such Company Option, multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per share under such Company Option, less applicable taxes required to be withheld with respect to such payment; provided, however, that any Company Option which had a per share exercise price that was greater than or equal to the Merger Consideration was cancelled at the Effective Time for no consideration or payment;

•	each restricted stock award granted under the Company’s equity plans (each, a “Company RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (A) the aggregate number of Shares subject to such Company RSA, multiplied by (B) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment;

•	each performance-based restricted stock award granted under the Company’s equity plans (each, a “Company Performance-Based RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (A) the total number of Shares subject to such Company Performance-Based RSA (with the performance conditions for any uncompleted periods deemed achieved at target level), multiplied by (B) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•	each performance-based cash award granted under the Company’s equity plans (each, a “Company Performance-Based Cash Award”) that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest) equal to the value of such Company Performance-Based Cash Award (with the performance conditions for any uncompleted periods deemed achieved at target level).

At the Effective Time, each Share held by the Company as treasury stock or held directly by Parent or Merger Sub immediately prior to the Effective Time was automatically cancelled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof. At the Effective Time, all Shares held by a holder that was entitled to, and properly exercised and perfected his, her or its demand for appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to such Shares (“Dissenting Shares”) were cancelled and ceased to exist, and the holders of Dissenting Shares became entitled only to the rights granted to them under Section 262 of the DGCL with respect to such Dissenting Shares.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K by the Company with the SEC on August 7, 2026, and is incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report is incorporated by reference in this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Shares and file with the SEC an application on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Shares from the NYSE will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, the Company expects to file with the SEC a certification on Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares. Trading of the Shares on the NYSE was halted prior to the opening of trading on the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference in this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Merger, at the Effective Time, holders of Shares, Company Options, Company RSAs, Company Performance-Based RSAs and Company Performance-Based Cash Awards ceased to have any rights in connection with their holding of such securities other than the right to receive the Merger Consideration or other amount, if any, as applicable under the Merger Agreement and as described in Item 2.01 of this Current Report.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred on the Closing Date and the Company became a wholly owned subsidiary of Parent and the separate corporate existence of Merger Sub ceased.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report is incorporated by reference in this Item 5.01.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, as of the Effective Time, each of the directors of the Company – Allan P. Merrill, Howard C. Heckes, Lloyd E. Johnson, John J. Kelley III, Peter M. Orser, Norma A. Provencio, June Sauvaget, Alyssa P. Steele and C. Christian Winkle – resigned from the board of directors of the Company. At the Effective Time, Patrick O. Zalupski, Rick Beckwitt, Justin W. Udelhofen, Megha H. Parekh, Leonard M. Sturm, William W. Weatherford and Steve Fischer, each a director of Merger Sub immediately prior to the Effective Time, became directors of the Company.

In accordance with the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time continued as the officers of the Company after the Merger and shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company and applicable law.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference in this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the consummation of the Merger, the certificate of incorporation and bylaws of the Company were each amended and restated in their entirety. A copy of the Second Amended and Restated Certificate of Incorporation of the Company is filed herewith as Exhibit 3.1 and is incorporated herein by reference. A copy of the Fifth Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 6, 2026, by and among Dream Finders Homes, Inc., Bulldogs Merger Sub, Inc. and Beazer Homes USA, Inc. (incorporated by reference to Exhibit 2.1 to Beazer Homes USA, Inc.’s Current Report on Form 8-K filed on August 7, 2026).
3.1	Second Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc.
3.2	Fifth Amended and Restated Bylaws of Beazer Homes USA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

		By:	/s/ David I. Goldberg
Name: David I. Goldberg
Date:	October 20, 2026	Title: Senior Vice President and Chief Financial Officer